                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           DNP SELECT INCOME FUND INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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

[LOGO]

                          DNP SELECT INCOME FUND INC.

         55 EAST MONROE STREET, CHICAGO, ILLINOIS 60603 (312) 368-5510

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS MAY 13, 2003

   The annual meeting of shareholders of DNP Select Income Fund Inc. will be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, on Tuesday, May 13, 2003 at 9:00 a.m. to:

    1. Elect two directors by the holders of the Fund's common stock and one director by the holders of the Fund's preferred stock;

    2. Approve an amendment to the articles supplementary that define the terms of Series A, B, C, D and E of the Fund's remarketed preferred stock; and

    3. Transact such other business as may properly come before the meeting.

   Shareholders of record at the close of business on March 14, 2003 are entitled to vote at the meeting.

                                        For the Board of Directors,

                                        /s/ T. Brooks Beittel
                                        T. Brooks Beittel
                                          Secretary

March 17, 2003

                     WE NEED YOUR PROXY VOTE IMMEDIATELY.

   YOUR VOTE IS VITAL. THE MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF FEWER THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE ARE REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO OBTAIN A QUORUM. TO AVOID THE EXPENSE OF AND THE POSSIBLE DELAY CREATED OF BY SUCH A SOLICITATION, PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                PROXY STATEMENT

   The board of directors of DNP Select Income Fund Inc. (the "Fund") is soliciting proxies from the shareholders for use at the annual meeting of shareholders to be held on May 13, 2003 and at any adjournment of that meeting. A proxy may be revoked at any time before it is voted, either by voting in person at the meeting or by written notice to the Fund or delivery of a later-dated proxy.

   Shareholders of the Fund of record at the close of business on March 14, 2003 are entitled to notice of and to participate in the meeting. The Fund had
[          ] shares of common stock and 5,000 shares of remarketed preferred stock outstanding on the record date. Each share of common stock outstanding on the record date entitles the holder thereof to one vote for each director being elected by the common stock (with no cumulative voting permitted) and to one vote on each other matter. Each share of preferred stock outstanding on the record date entitles the holder thereof to one vote for each director being elected by the preferred stock (with no cumulative voting permitted) and to one vote on each matter submitted for a vote of holders of preferred stock. A plurality of votes cast at the meeting by the common stock as to the directors representing the common stock is necessary to elect such directors. A plurality of votes cast at the meeting by the preferred stock as to the director representing the preferred stock is necessary to elect such director. On most other matters, the affirmative vote of a majority of either (a) all of the shares outstanding and entitled to be voted thereon or (b) just the shares voted at the meeting, with the common stock and the preferred stock voting together as a single class, is necessary for approval. An affirmative vote by either a majority or two-thirds of the remarketed preferred stock (voting separately as one class) or by a series thereof is also necessary to approve certain matters adversely affecting the remarketed preferred stock or the series. Abstentions are counted for purposes of determining whether a quorum is present at the meeting but not for purposes of determining the number of votes cast with respect to any voting matter. However, abstentions have the effect of a "no" vote if the vote required is a majority of all the shares outstanding and entitled to be voted. Any broker non-votes on a particular matter are treated as abstentions with respect to that matter.

   This proxy statement is first being mailed on or about March 17, 2003. The Fund will bear the cost of the annual meeting and this proxy solicitation.

                           1. ELECTION OF DIRECTORS

   The board of directors of the Fund is responsible for the overall management and operations of the Fund. Directors are divided into three classes and are elected to serve staggered three-year terms. At the meeting, holders of common stock are entitled to elect two directors and holders of preferred stock are entitled to elect one director, in each case to serve until the annual meeting of shareholders in 2006 or until his or her successor is elected and qualified. The persons named in the enclosed proxy intend to vote in favor of the election of the persons named below (unless otherwise instructed). Each of the nominees has consented to serve as a director of the Fund, if elected. In case any of the nominees should become unavailable for election for any unforeseen reason, the persons designated in the proxy will have the right to vote for a substitute.

   Wallace B. Behnke and Harry J. Bruce will be retiring as directors of the Fund when their terms of office end at the annual meeting of shareholders on May 13, 2003. Mr. Behnke has served as a director of the Fund since 1987 and was chairman of the Fund's audit committee from 1988 to 2001. Mr. Bruce has served as a director of the Fund since 1989. The Fund expresses its deepest appreciation to Messrs. Behnke and Bruce for their many years of outstanding service to the Fund and wishes them well in their retirement.

   Set forth below are the names and certain biographical information about the director nominees, the continuing directors and the officers of the Fund. Except as indicated in the table, directors are elected by the holders of the Fund's common stock. The officers are elected at the annual meeting of the board of directors of the Fund. Except as indicated in the footnotes to the table, no director or director nominee oversees any other portfolios in the fund complex to which the Fund belongs.

            Name,              Position with the Fund,
           Address              Length of Time Served       Principal Occupation During Past 5 Years
           and Age               and Term of Office                  and Other Affiliations
           -------            -------------------------     ----------------------------------------
Nominees--Independent Directors

Nancy Lampton (4)(5)(6)...... Director since            Chairman and Chief Executive Officer,
3 Riverfront Plaza            October 1994              Hardscuffle Inc. (insurance holding company)
Louisville, Kentucky 40202    Nominee for a term        since January 2000; Chairman and Chief
Age 60                        expiring in 2006          Executive Officer, American Life and Accident
                                                        Insurance Company of Kentucky since 1971;
                                                        Director, Constellation Energy Group, Inc.
                                                        (public utility holding company), Brinly-Hardy
                                                        Corporation (lawn and garden tractor
                                                        accessories), Thorium Power Corporation
                                                        (designer of non-proliferative fuel for nuclear
                                                        energy needs)

Christian H. Poindexter...... Nominee for a term        Retired Chairman and Chief Executive Officer,
1997 Annapolis Exchange Pkwy. expiring in 2006          Constellation Energy Group, Inc. (public utility
Annapolis, Maryland 21401                               holding company) (Executive Committee
Age 64                                                  Chairman, July 2002-March 2003; Chairman
                                                        of the Board, April 1999-July 2002; Chief
                                                        Executive Officer, April 1999-October 2001;
                                                        President, April 1999-October 2000);
                                                        Chairman, Baltimore Gas and Electric
                                                        Company, January 1993-July 2002 (Chief
                                                        Executive Officer, January 1993-July 2000;
                                                        President, March 1998-October 2000;
                                                        Director, 1988-2003); Director, Mercantile
                                                        Bankshares Corporation (bank holding
                                                        company); Director, The Baltimore Life
                                                        Insurance Company

David J. Vitale (3)(5)....... Director since April 2000 Private investor and, since February 2003,
141 West Jackson Boulevard    Nominee for a term        Senior Adviser to the Chicago Board of
Chicago, Illinois 60604       expiring in 2006          Education; President and Chief Executive
Age 56                                                  Officer, Board of Trade of the City of Chicago,
                                                        Inc., March 2001-November 2002; Retired
                                                        executive 1999-2001; Vice Chairman and
                                                        Director, Bank One Corporation, 1998-1999;
                                                        Vice Chairman and Director, First Chicago
                                                        NBD Corporation, and President, The First
                                                        National Bank of Chicago, 1995-1998;

           Name,              Position with the Fund,
          Address              Length of Time Served       Principal Occupation During Past 5 Years
          and Age               and Term of Office                  and Other Affiliations
          -------           ---------------------------    ----------------------------------------
                                                        Vice Chairman, First Chicago Corporation
                                                        and The First National Bank of Chicago,
                                                        1993-1998 (Director, 1992-1998; Executive
                                                        Vice President, 1986-1993); Director, Ariel
                                                        Capital Management, Inc. and Ark Investment
                                                        Management Wheels Inc.
Continuing Directors--Interested Director

Claire V. Hansen (1)(2).... Chairman and Director       Senior Advisor to the Board of Directors,
55 East Monroe Street       since January 1987          Phoenix Investment Partners, Ltd. since
Chicago, Illinois 60603     Current term expires 2005   November 1995; President and Chief
Age 77                                                  Executive Officer, DNP Select Income Fund
                                                        Inc. January 2000-February 2001; Senior
                                                        Advisor to the Board of Directors, Duff &
                                                        Phelps Corporation, 1988-November 1995
                                                        (Chairman of the Board, 1987-1988; Chairman
                                                        of the Board and Chief Executive Officer prior
                                                        thereto); Chairman of the Board, Duff &
                                                        Phelps Investment Management Co.,
                                                        1985-1987
Continuing Directors--Independent Directors

Franklin A. Cole (2)(5).... Director since January 1989 Chairman, Croesus Corporation (private
54 West Hubbard Street      Current term expires 2004   management and investment company); former
Chicago, Illinois 60610                                 Chairman and Chief Executive Officer,
Age 76                                                  Amerifin Corporation (formerly named
                                                        Walter E. Heller International Corporation)

Gordon B. Davidson (4)..... Director since January 1989 Of Counsel, Wyatt, Tarrant & Combs (law
PNC Plaza                   Current term expires 2004   firm) since September 1995 (Chairman of the
Louisville, Kentucky 40202                              Executive Committee prior thereto); retired
Age 76                                                  Director, BellSouth Corp.; former Chairman of
                                                        the Board and Director, Trans Financial
                                                        Advisers, Inc.

Connie K. Duckworth (3)(5). Director since April 2002   Partner, Eight Wings Enterprises (investor in
77 Stone Gate Lane          Current term expires 2005   early-stage businesses) since December 2001;
Lake Forest, Illinois 60045                             Advisory Director, Goldman, Sachs &
Age 48                                                  Company, December 2000-December 2001
                                                        (Managing Director, December 1996-
                                                        December 2000, Partner 1990-1996, Chief
                                                        Operating Officer of Firmwide Diversity
                                                        Committee 1990-1995); Chair, The Committee
                                                        of 200 (organization of women business

            Name,               Position with the Fund,
           Address               Length of Time Served       Principal Occupation During Past 5 Years
           and Age                and Term of Office                  and Other Affiliations
           -------            ---------------------------    ----------------------------------------
                                                          leaders); Member, Circle Financial Group LLC
                                                          (private investment company); Director, Third
                                                          Age Media Inc. (internet marketing company);
                                                          Member (2002) and Chair (2003),
                                                          Policyowners' Examining Committee,
                                                          Northwestern Mutual Life Insurance Company

Robert J. Genetski (4)(5)(6). Director since April 2001   President, Robert Genetski & Associates, Inc.
195 North Harbor Drive        Current term expires 2004   (economic and financial consulting firm) since
Chicago, Illinois 60601                                   1991; Senior Managing Director, Chicago
Age 60                                                    Capital, Inc. (financial services firm) 1995-
                                                          2001; former Senior Vice President and Chief
                                                          Economist, Harris Trust & Savings Bank;
                                                          author of several books; regular contributor to
                                                          the Nikkei Financial Daily

Francis E. Jeffries (2)(4)(7) Director since January 1987 Retired Chairman, Phoenix Investment
8477 Bay Colony Drive         Current term expires 2004   Partners, Ltd. since May 1997 (Chairman,
Naples, Florida 34108                                     November 1995-May 1997); Chairman and
Age 72                                                    Chief Executive Officer, Duff & Phelps
                                                          Corporation, June 1993-November 1995
                                                          (President and Chief Executive Officer,
                                                          January 1992-June 1993); Chairman of the
                                                          Board, Duff & Phelps Investment Management
                                                          Co. 1988-1993; Director, The Empire District
                                                          Electric Company

Carl F. Pollard (3).......... Director since April 2002   Owner, Hermitage Farm L.L.C. (Thoroughbred
10500 W. U.S. Hwy 42          Current term expires 2005   breeding) since January 1995; Chairman,
Goshen, Kentucky 40026                                    Columbia Healthcare Corporation 1993-1994;
Age 64                                                    Chairman and Chief Executive Officer,
                                                          Galen Health Care, Inc. March-August 1993;
                                                          President and Chief Operating Officer,
                                                          Humana Inc. 1991-1993 (previously Senior
                                                          Executive Vice President, Executive
                                                          Vice President and Chief Financial Officer);
                                                          Chairman and Director, Churchill Downs
                                                          Incorporated; Director, National City Bank,
                                                          Kentucky (and member of executive
                                                          committee), Breeders' Cup Limited, Kentucky
                                                          Derby Museum Corporation; Trustee,
                                                          Thoroughbred Owners and Breeders
                                                          Association

          Name,              Position with the Fund,
         Address              Length of Time Served             Principal Occupation During Past 5 Years
         and Age               and Term of Office                        and Other Affiliations
         -------           -----------------------              ----------------------------------------
Officers of the Fund (other than the Chairman, for whom see above)

Nathan I. Partain.........      President and Chief          Executive Vice President, Duff & Phelps
55 East Monroe Street           Executive Officer, since     Investment Management Co. since January
Chicago, Illinois 60603         February 2001 (Executive     1997; Director of Utility Research, Phoenix
Age 46                          Vice President, Chief        Investment Partners, Ltd., 1989-1996
                                Investment Officer and       (Director of Equity Research, 1993-1996 and
                                Assistant Secretary,         Director of Fixed Income Research, 1993);
                                April 1998-February 2001;    Director, Otter Tail Corporation
                                Senior Vice President,
                                Chief Investment Officer
                                and Assistant Secretary,
                                January-April 1998;
                                Senior Vice President and
                                Assistant Secretary, January
                                1997-January 1998)

T. Brooks Beittel.........      Secretary and Senior Vice    Senior Vice President, Duff & Phelps
55 East Monroe Street           President, since January     Investment Management Co. since 1993
Chicago, Illinois 60603         1995; Treasurer, January     (Vice President 1987-1993)
Age 52                          1995-September 2002

Michael Schatt............      Senior Vice President since  Senior Vice President, Duff & Phelps
55 East Monroe Street           April 1998 (Vice President,  Investment Management Co. since January
Chicago, Illinois 60603         January 1997-April 1998)     1997; Managing Director, Phoenix Investment
Age 55                                                       Partners, Ltd., 1994-1996

Joseph C. Curry, Jr.......      Treasurer since September    Senior Vice President, J.J.B. Hilliard,
Hilliard Lyons Center           2002; Vice President since   W.L. Lyons, Inc. since 1994 (Vice President
Louisville, Kentucky 40202      April 1988                   1982-1994); Vice President Hilliard Lyons
Age 58                                                       Trust Company; President, Hilliard-Lyons
                                                             Government Fund, Inc.; Vice President,
                                                             Treasurer and Secretary, Hilliard Lyons
                                                             Growth Fund, Inc.; Treasurer, Senbanc Fund

Dianna P. Wengler.........      Assistant Secretary since    Vice President, J.J.B. Hilliard, W.L. Lyons,
Hilliard Lyons Center           April 1988                   Inc. since 1990; Vice President, Hilliard-Lyons
Louisville, Kentucky 40202                                   Government Fund, Inc.; Assistant Secretary,
Age 42                                                       Hilliard Lyons Growth Fund, Inc.

--------
(1)Mr. Hansen is deemed to be an "interested person" of the Fund (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) because of his positions with the Fund and with Phoenix Investment Partners, Ltd. ("Phoenix Investment Partners"), parent company of Duff & Phelps Investment Management Co., the Fund's investment adviser (the "Adviser").
(2)Member of the executive committee of the board of directors, which has authority, with certain exceptions, to exercise the powers of the board between board meetings.

(3)Member of the audit committee of the board of directors, which makes recommendations regarding the selection of the Fund's independent public accountants and meets with representatives of the accountants to determine the scope of and review the results of each audit.
(4)Member of the nominating committee of the board of directors, which selects nominees for election as directors and officers. The nominating committee does not consider nominees recommended by shareholders.
(5)Member of the contracts committee of the board of directors, which makes recommendations regarding the Fund's contractual arrangements for investment management and administrative services, including the terms and conditions of such contracts.
(6)Elected by the holders of the Fund's preferred stock.
(7)Mr. Jeffries oversees 30 portfolios in the fund complex to which the Fund belongs. Mr. Jeffries was formerly a shareholder and member of senior management of Duff & Phelps Corporation, predecessor to Phoenix Investment Partners. Under the terms of his employment contract, Phoenix Investment Partners continued to pay through 2001 the annual premium on life insurance policies owned by Mr. Jeffries. The amount of such premiums in 2000 and 2001 was $62,682 and $22,989, respectively. In 2000, Mr. Jeffries received $283,554 for the repurchase of his common shares in Phoenix Investment Partners and $228,850 for the purchase of outstanding unexercised options, which transactions were effected at the then market value for such shares and options.

   During 2002, the board of directors held seven meetings, the audit committee met four times, the nominating committee met three times and the contracts committee met four times. Each director attended at least 75% in the aggregate of the meetings of the board and of the committees on which he or she served.

   The following table provides certain information relating to the equity securities beneficially owned by each director or director nominee as of March 5, 2003, (i) in the Fund and (ii) on an aggregate basis, in any registered investment companies overseen or to be overseen by the director or nominee within the same family of investment companies as the Fund.

                                                          Aggregate Dollar Range
                                                          of Equity Securities in
                                                           All Funds Overseen or
                                                             to be Overseen by
                                                          Director or Nominee in
        Name of         Dollar Range of Equity Securities  Family of Investment
Director or Nominee                in the Fund                   Companies
-------------------     --------------------------------- -----------------------
Interested Director
Claire V. Hansen                 over $100,000                over $100,000

Independent Directors (and Nominees)
Franklin A. Cole                $10,001-$50,000              $10,001-$50,000
Gordon B. Davidson               over $100,000                over $100,000
Connie K. Duckworth             $50,001-$100,000             $50,001-$100,000
Robert J. Genetski              $50,001-$100,000             $50,001-$100,000
Francis E. Jeffries              over $100,000                over $100,000
Nancy Lampton                    over $100,000                over $100,000
Christian H. Poindexter               none                         none
Carl F. Pollard                  over $100,000                over $100,000
David J. Vitale                 $10,001-$50,000              $10,001-$50,000

   As of March 5, 2003, none of the foregoing directors or director nominees, or their immediate family members, owned any securities of the Adviser or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser.

   The following table shows the compensation paid by the Fund to the Fund's directors during 2002:

                           COMPENSATION TABLE(1)(2)

                                              Aggregate
                                             Compensation
                                               from the
                         Name of Director        Fund
                         ----------------    ------------
                      Interested Director
                      Claire V. Hansen......   $     0
                      Independent Directors
                      Franklin A. Cole......    45,541
                      Gordon B. Davidson....    41,541
                      Connie K. Duckworth...    30,640
                      Robert J. Genetski....    42,625
                      Francis E. Jeffries(2)    39,125
                      Nancy Lampton.........    43,125
                      Carl F. Pollard.......    27,140
                      David J. Vitale.......    49,041

--------
(1)Each director not affiliated with the Adviser receives an annual fee of $25,000 (and an additional $5,000 if the director served as chairman of a committee of the board of directors) plus an attendance fee of $2,000 for each meeting of the board of directors and $1,500 for each meeting of a committee of the board of directors attended in person or by telephone. Directors and officers affiliated with the Adviser receive no compensation from the Fund for their services as such. In addition to the amounts shown in the table above, all directors and officers who are not interested persons of the Fund, the Adviser or the Administrator (as defined below) are reimbursed for the expenses incurred by them in connection with their attendance at a meeting of the board of directors or a committee of the board of directors. The Fund does not have a pension or retirement plan applicable to directors or officers of the Fund.
(2)During 2002, Mr. Jeffries received aggregate compensation of $145,375 for service as a director of the Fund and as a director or trustee of 30 other investment companies in the same fund complex as the Fund. No other director received compensation for service as a director of any other investment company in the same fund complex as the Fund.

   The board of directors, including all of the independent directors, unanimously recommends a vote "FOR" the election of the three nominees for director named above.

2. APPROVAL OF AN AMENDMENT TO THE ARTICLES SUPPLEMENTARY THAT DEFINE THE TERMS OF A, B, C, D AND E OF THE FUND'S REMARKETED PREFERRED STOCK

   The board of directors has determined that it is advisable to amend the articles supplementary that define the terms of Series A, B, C, D and E of the Fund's remarketed preferred stock (the "Articles Supplementary") in order to revise the maximum dividend rates payable on the Fund's remarketed preferred stock. The form of the proposed amendment (the "Amendment") is set forth in Appendix A to this proxy statement.

Reasons for the Amendment

   At meetings of the board of directors held on December 16, 2002 and February 21, 2003, the board of directors evaluated this proposal. Prior to and during the meetings, the board of directors requested information it deemed necessary to determine whether the proposal is in the best interest of the Fund and its shareholders. Based upon its review and evaluation of the materials it received and in consideration of all factors it deemed relevant, the board of directors concluded that the proposal is in the best interest of the Fund and its shareholders. Accordingly, on February 21, 2003, the board of directors unanimously adopted a resolution setting forth the proposed Amendment, declaring it to be advisable, directing that it be submitted for consideration at the annual meeting of the Fund's shareholders and recommending that all shareholders vote for its approval.

  Description of the remarketed preferred stock

   The Fund has two classes of stock: (i) common stock, $.001 par value per
share, of which [        ] shares are currently outstanding; and (ii) preferred
stock, $.001 par value per share, of which 5,000 shares are currently outstanding. The shares of common stock of the Fund (the "Common Shares") are listed for trading on the New York Stock Exchange.

   Under the Fund's charter, authority is expressly granted to the board of directors to authorize the issuance of one or more series of preferred stock and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions, of such series. On November 16, 1988, the board exercised that authority and caused the Fund to file Articles Supplementary designating 5,000 of the authorized shares of preferred stock of the Fund as five series of remarketed preferred stock of the Fund (collectively, the "Preferred Shares"), as indicated in the following table:

                Number of Liquidation Value               Mandatory
         Series  Shares       per Share     Issue Date Redemption Date
         ------ --------- ----------------- ---------- ---------------
           A...   1,000       $100,000      11/17/1988   11/28/2012
           B...   1,000       $100,000      11/17/1988   11/18/2015
           C...   1,000       $100,000      11/17/1988   11/07/2018
           D...   1,000       $100,000      12/20/1988   12/22/2021
           E...   1,000       $100,000      12/20/1988   12/11/2024

   The initial public offerings of these series of Preferred Shares were effected pursuant to registration statements on Form N-2 filed in July and August of 1988 with the Securities and Exchange Commission under the 1940 Act and the Securities Act of 1933, as amended. Each Preferred Share was sold for an initial public offering price equal to the liquidation value per share ($100,000). The Preferred Shares are subject to the remarketing procedures described below, and are not traded on any stock exchange.

   The Fund issued the Preferred Shares in order to use the proceeds to increase the assets of the Fund available for investment with the goal of increasing the net investment income available for distribution to the holders of the Fund's Common Shares, consistent with the Fund's income-oriented objectives. The Fund is generally able to take advantage of favorable interest rate spreads between the dividend rates that it pays on the Preferred Shares and the interest rates that it receives on investments purchased with the proceeds of the Preferred Shares.

   Each series of Preferred Shares had an initial dividend rate that was payable for an initial dividend period of 49 days or more. This initial dividend rate and the ending date of the initial dividend period were set forth in the public offering documents for each series. All subsequent dividend periods consist of 49 days (with such adjustments as may be needed to prevent a dividend period from ending on a non-business day). At the end of each dividend period for a series, the remarketing agent conducts a remarketing of the Preferred Shares of that series. In connection with each remarketing, the remarketing agent sets a new dividend rate for that series for the upcoming dividend period. The remarketing agent sets the dividend rate at a level designed to enable all tendering holders to sell their Preferred Shares at a price equal to their liquidation value of $100,000, subject to a maximum dividend rate as discussed below. However, there is no guarantee that tendering holders will be able to sell their Preferred Shares through the remarketing process. Preferred Shares which are tendered but not sold through the remarketing process remain the property of the tendering holders.

   The Articles Supplementary establishing the terms of the Preferred Shares provide that the dividend rate set by the remarketing agent for any series of Preferred Shares for any dividend period may not exceed a maximum dividend rate, which is defined as a specified percentage (the "Applicable Percentage") of the "AA" Composite Commercial Paper Rate in effect on the date the dividend is set. The Applicable Percentage varies depending on the credit ratings assigned to the applicable series of Preferred Shares by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P"). The lower of the two ratings is used to determine the Applicable Percentage in accordance with the following table:

                      Credit Ratings
              ------------------------------
                  Moody's           S&P      Applicable Percentage
              ---------------- ------------- ---------------------
              "aa3" or higher  AA- or higher          110%
                "a3" to "a1"     A- to A+             125%
              "baa3" to "baa1" BBB- to BBB+           150%
                Below "baa3"    Below BBB-            200%

In the event of any failure by the Fund to pay a dividend or the redemption price of any Preferred Shares called for redemption, the Applicable Percentage will become 200% for all subsequent dividend periods. The Preferred Shares were initially assigned, and have always maintained, the highest available rating from Moody's and S&P, and consequently the Applicable Percentage has at all times been 110%.

   Dividends on each Preferred Share are cumulative from the date of original issue and are payable, when, as and if declared by the board of directors of the Fund, on the applicable dividend payment dates. The dividend payment date with respect to each dividend period is the day following the end of that dividend period.

   Pursuant to the Articles Supplementary, the Fund designates dividends paid on the Preferred Shares as qualifying for the corporate dividends received deduction to the extent such dividends do not exceed the Fund's qualifying income. Distributions on the Common Shares are designated as eligible for the dividends received deduction only to the extent that any qualifying income remains after distributions are made on the Preferred Shares.

  Recent developments affecting the remarketed preferred stock

   At meetings of the board of directors held on December 16, 2002 and February 21, 2003, the board of directors discussed an anomaly that has occurred in the market for municipal obligations since mid-2002, causing tax-advantaged yields to exceed taxable yields, at times by a significant margin. On a number of recent Preferred

Share remarketing dates, the tax-advantaged dividend rate in the marketplace has exceeded 110% of the "AA" Composite Commercial Paper Rate, with the consequence that the remarketing agent has been unable to set the dividend rate at a level that would enable all tendering holders to sell their Preferred Shares at a price equal to their liquidation value of $100,000.

   In order to avoid a remarketing failure during this period, the remarketing agent, as a temporary measure, has purchased for its own account those Preferred Shares that were tendered but not otherwise initially purchased in the remarketing process. The Fund believes that any remarketing failure would likely have a material and permanent adverse effect on the willingness of investors to purchase the Preferred Shares in any future remarketing (even after the market dislocation corrected itself) and would likely permanently raise the market-clearing dividend rate that the Fund would be required to pay. Based upon its review and evaluation of the materials it received, the board of directors has concluded that the Applicable Percentages set forth in the Articles Supplementary are no longer providing the remarketing agent with the ability to set a competitive market dividend rate that will enable all tendering holders to sell their Preferred Shares at a price equal to their liquidation value of $100,000.

   The board of directors believes that a well-functioning, liquid market for the Preferred Shares is critical, not only to meeting the expectations of the holders of the Preferred Shares for an orderly remarketing process as described in the Preferred Share public offering documents, but also to the Fund's ability to maintain the leverage that is an integral component of the Fund's ability to achieve its objective of seeking current income for the holders of its Common Shares. It is, of course, impossible to predict the duration or extent of the current market dislocation, but the board of directors is concerned that the dislocation has persisted for three quarters and continues to affect the ability of the remarketing agent to remarket the Preferred Shares. If a remarketing failure occurs, the market would be likely to penalize the Fund by requiring it to pay an above-market dividend rate on the Preferred Shares in the future, and this would reduce the Fund's net income available for distribution to the holders of its Common Shares. Consequently, the board of directors believes that it is imperative, considering the best interests of both the holders of the Preferred Shares and the holders of the Common Shares, to restore the equilibrium in the Preferred Share remarketing process that existed prior to the recent market dislocation.

Description of the Amendment

   Based on its consideration of the above factors, the board of directors has concluded that it is in the best interests of the Fund and its shareholders to amend the Articles Supplementary in order to increase the Applicable Percentages to levels that will allow the remarketing agent once again to set a competitive market dividend rate that will enable all tendering holders to sell their Preferred Shares at their liquidation value of $100,000. Accordingly, the board of directors has declared the Amendment to be advisable and unanimously recommends that the Fund's shareholders approve the Amendment. The Amendment would increase the Applicable Percentages to the levels set forth in the following table.

                      Credit Ratings
              ------------------------------ Applicable Percentage
                  Moody's           S&P         After Amendment
              ---------------- ------------- ---------------------
              "aa3" or higher  AA- or higher          150%
                "a3" to "a1"     A- to A+             175%
              "baa3" to "baa1" BBB- to BBB+           200%
                Below "baa3"    Below BBB-            225%

The new Applicable Percentages are comparable to the percentages being used by new issuers of remarketed preferred stock. The Amendment would further provide that the board of directors will have the authority to lower the caps for the Applicable Percentages if the board of directors determines and the rating agencies advise the Fund in writing that such change will not adversely affect their then-current ratings on the Preferred Shares.

Vote required to approve the Amendment

   Because the Articles Supplementary are a part of the Fund's charter, the Amendment will require the approval of (i) the holders of a majority of the Fund's outstanding Common Shares and Preferred Shares, voting as a single class, and (ii) the holders of two-thirds of the Fund's outstanding Preferred Shares, voting separately as a class.

When the Amendment would become effective

   If approved by the Fund's shareholders, the Amendment would become effective as of the date when it is filed with the State Department of Assessments and Taxation of the State of Maryland or as of such other date as set forth in the Amendment, not to exceed 30 days after the Amendment is filed with the Department. It is expected that the Amendment, if approved by the shareholders, would be filed as soon as practicable following the date of the annual meeting. The exact timing of the filing, however, would be determined by the Fund, and the Fund reserves the right to delay the filing for up to six months following shareholder approval. In addition, the Fund reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Amendment if, at any time prior to the effective time, the board of directors, in its sole discretion, determines that the Amendment is no longer in the best interests of the Fund or its shareholders.

Federal income tax consequences

   The following is a summary of the material anticipated federal income tax consequences of the Amendment to shareholders of the Fund. This summary is based on the federal income tax laws now in effect and as currently interpreted and does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Amendment and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Fund in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws. The summary also does not address any consequences of the Amendment under any state, local or foreign tax laws.

   The holders of the Preferred Shares are generally corporations that qualify for the "dividends received deduction" for federal income tax purposes. Pursuant to the Articles Supplementary, the Fund designates dividends paid on the Preferred Shares as qualifying for the corporate dividends received deduction to the extent such dividends do not exceed the Fund's qualifying income. Distributions on the Common Shares are designated as eligible for the dividends received deduction only to the extent that any qualifying income remains after distributions are made on the Preferred Shares. The ability of the Fund to designate income in this manner was confirmed by a private letter ruling issued by the Internal Revenue Service (the "IRS") to the Fund in 1988.

   Because it is not certain that the Fund can continue to rely on the 1988 private letter ruling if the terms of the Preferred Shares are amended in the manner proposed, the Fund has requested a new private letter ruling from the IRS (described below) that would permit the Fund to continue designating qualifying income to the Preferred Shares. Although the IRS has issued Revenue Ruling 89-81 to generally prohibit the designation of income to specific classes of stock, that revenue ruling also provided that any regulated investment company that made such a disproportionate designation pursuant to a rule described in a registration statement that was filed with the SEC before June 13, 1989 could continue to do so (the "grandfather clause").

   Because of the importance to the Fund and the holders of the Preferred Shares of being able to designate dividends-received eligible income to dividends paid on the Preferred Shares, the Fund has requested from the IRS a private letter ruling stating that, if the proposed amendment to the Fund's charter is adopted, (i) the "grandfather clause" of Revenue Ruling 89-81 will apply to the Preferred Shares; (ii) the payment of dividends by the Fund on the Preferred Shares will not be considered preferential under section 562(c) of the Internal Revenue Code so that the Fund will be entitled to deduct all dividends paid by it to the holders of the Preferred Shares; and (iii) dividends paid by the Fund will be eligible for the dividends received deduction under section 243 of the Internal Revenue Code in accordance with the Fund's designation. On December 18, 2002, representatives of the Fund had a presubmission meeting with representatives of the IRS in Washington. The formal ruling request was then submitted to the IRS on December 23, 2002.

   Although the Fund believes that it should receive the rulings it is requesting, at this time there can be no assurance that the Fund will receive the requested rulings or that the private letter ruling will be issued before the time of the annual meeting of shareholders at which the vote will be held on approval of the proposed Amendment. In the event the IRS does not rule favorably and the amendment is nonetheless adopted, the Fund would be required to designate dividends paid on the Preferred Shares and Common Shares as qualifying for the corporate dividends received deduction on a pro rata basis. This would reduce the amount of Preferred Share dividends eligible for the dividends received deduction, which in turn would require the Fund to pay a higher dividend rate on the Preferred Shares in order to remain competitive in the market, thus increasing the Fund's cost of leverage. The adoption of the proposed Amendment will not result in the recognition of taxable income by the holders of the Preferred Shares or the holders of the Common Shares.

Recommendation of the Board of Directors

   The board of directors unanimously recommends a vote "FOR" the proposal to amend the Articles Supplementary that define the terms of Series A, B, C, D and E of the Fund's remarketed preferred stock in order to increase the maximum dividend rates payable on those series of stock.

   The Fund reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Amendment if, at any time prior to the effective date of the Amendment, the board of directors, in its sole discretion, determines that the Amendment is no longer in the best interests of the Fund or its shareholders.

                                OTHER BUSINESS

   Management is not aware of any other matters that will come before the meeting. If any other business should come before the meeting, however, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment.

                               OTHER INFORMATION

   The Adviser and Phoenix Investment Partners. Duff & Phelps Investment Management Co. serves as the Fund's investment adviser under an investment advisory agreement (the "Advisory Agreement") dated May 1, 1998. The Adviser is a wholly-owned subsidiary of Phoenix Investment Partners, which is an indirect, wholly-owned subsidiary of The Phoenix Companies, Inc. Prior to May 11, 1998, Phoenix Investment Partners was known as Phoenix Duff & Phelps Corporation. The address of the Adviser is 55 East Monroe Street, Chicago, Illinois 60603.

   The Adviser (together with its predecessor) has been in the investment advisory business for more than 60 years and, excluding the Fund, currently has more than $3.9 billion in client accounts under discretionary management.

   Under the terms of the Advisory Agreement, the Adviser furnishes continuing investment supervision to the Fund and is responsible for the management of the Fund's portfolio, subject to the overall control of the board of directors of the Fund. Currently, the Adviser has ten professionals (i.e., research analysts and portfolio managers), along with support staff, assigned to the operation of the Fund. Eight of the ten professionals have the CFA (Chartered Financial Analyst) designation and one is a CPA (Certified Public Accountant). The Adviser furnishes, at its own expense, office space, equipment and personnel to the Fund in connection with the performance of its investment management responsibilities, and pays all other expenses incurred by it in connection with managing the assets of the Fund not payable by the Fund's administrator pursuant to the administration agreement. The Advisory Agreement also includes the conditions under which the Fund may use any name derived from or similar to "Duff & Phelps." For its services the Adviser receives from the Fund a quarterly management fee, payable out of the Fund's assets, at an annual rate of 0.60 of 1% of the average weekly net assets of the Fund up to $1.5 billion and 0.50 of 1% of average weekly net assets in excess of $1.5 billion. For purposes of calculating the management fee, the Fund's net assets are defined as the sum of (i) the aggregate net asset value of the Fund's common stock,
(ii) the aggregate liquidation preference of the Fund's preferred stock and
(iii) the aggregate proceeds of commercial paper issued by the Fund. The management fee paid by the Fund to the Adviser for 2002 was $13,776,089.

   Except for the expenses borne by the Adviser and the Administrator (as described below) pursuant to their respective agreements with the Fund, the Fund pays all expenses incurred in its operations, including, among other things, expenses for legal, accounting and auditing services, taxes, interest, costs of printing and distributing shareholder reports, proxy materials, prospectuses and stock certificates, charges of custodians, registrars, transfer agents, dividend disbursing agents, dividend reinvestment plan agents and remarketing agents, Securities and Exchange Commission fees, fees and expenses of non-interested directors, insurance, brokerage costs, litigation and other extraordinary or non-recurring expenses.

   The Fund is also a party to a service agreement dated May 1, 1998 (the "Service Agreement") with the Adviser and Phoenix Investment Partners. Under the terms of the Service Agreement, Phoenix Investment Partners makes available to the Adviser the services of its employees and various facilities to enable the Adviser to perform certain of its obligations to the Fund. However, the obligation of performance under the Advisory Agreement is solely that of the Adviser, for which Phoenix Investment Partners assumes no responsibility, except as described in the preceding sentence. The Adviser reimburses Phoenix Investment Partners for any costs, direct or indirect, that are fairly attributable to the services performed and the facilities provided by Phoenix Investment Partners under the Service Agreement. The Fund does not pay any fees pursuant to the Service Agreement.

   The Advisory Agreement and the Service Agreement both provide that the Adviser shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Adviser or Phoenix Investment Partners, as the case may be, in connection with the respective agreements except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the Advisory Agreement.

   At the annual meeting held on April 29, 1998, the Fund's shareholders approved the Advisory Agreement for a two-year term beginning on May 1, 1998 and ending on April 30, 2000. At a meeting held on October 17, 1997, the Board of Directors of the Fund, including all of the directors who were not interested persons of the Fund or Phoenix Investment Partners in attendance at the meeting voting separately as a class, approved the Service Agreement for a two-year term beginning on May 1, 1998 and ending on April 30, 2000, contingent on the above-referenced approval of the Advisory Agreement by the shareholders of the Fund. Unless earlier terminated as described below, the Advisory Agreement and the Service Agreement may be continued from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or the Adviser, in the case of the Advisory Agreement, or Phoenix Investment Partners, in the case of the Service Agreement, and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. A majority of the outstanding shares of the Fund as defined in the 1940 Act means the following vote of the common stock and the preferred stock voting together as a single class: (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented; or (ii) more than 50% of the outstanding shares. At meetings held on January 26, 2000, February 23, 2001, February 22, 2002 and February 21, 2003, the Board of Directors of the Fund, including all of the directors of the Fund who were not interested persons of the Fund or the Adviser, in the case of the Advisory Agreement, or Phoenix Investment Partners, in the case of the Service Agreement, in attendance at the meeting voting separately as a class, voted to continue the Advisory Agreement and the Service Agreement for an additional one-year term. Accordingly, the term of these agreements currently extends to April 30, 2004.

   The Advisory Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund and would terminate automatically if it were assigned by any party. If the Advisory Agreement were terminated, shareholder approval would be required to enter into a new agreement. The Service Agreement may be terminated without penalty on 60 days' written notice by any party thereto and would terminate automatically if it were assigned by any party unless a majority of the Fund's board of directors, including a majority of the directors who are not interested persons of the Fund or Phoenix Investment Partners, approves continuation of the Service Agreement.

   The Administrator. J.J.B. Hilliard, W.L. Lyons, Inc. serves as the Fund's administrator (the "Administrator") under an administration agreement (the "Administration Agreement") dated May 1, 1998. The Administrator (together with its predecessors) has been engaged in the investment business as a securities broker-dealer and investment adviser since 1854. It also serves as administrator and investment adviser to Hilliard-Lyons Government Fund, Inc., a money market mutual fund, and Hilliard Lyons Growth Fund, Inc., an open-end mutual fund, and as investment adviser to Senbanc Fund, an open-end mutual fund. The Administrator is a wholly-owned subsidiary of The PNC Financial Services Group, Inc. Its principal address is Hilliard Lyons Center, Louisville, Kentucky 40202.

   Under the terms of the Administration Agreement, the Administrator provides all management and administrative services required in connection with the operation of the Fund not required to be provided by the Adviser pursuant to the Advisory Agreement, as well as the necessary office facilities, equipment and personnel to perform such services. For its services the Administrator receives from the Fund a quarterly fee at annual rates of 0.25 of 1% of the Fund's average weekly net assets up to $100 million, 0.20 of 1% of the Fund's average weekly net assets from $100 million to $1.0 billion, 0.10 of 1% of average weekly net assets in excess of $1.0 billion. For purposes of calculating the administrative fee, the Fund's net assets are defined as the sum of (i) the aggregate net asset value of the Fund's common stock, (ii) the aggregate liquidation preference of the Fund's preferred stock and (iii) the aggregate proceeds of commercial paper issued by the Fund. The total administrative fee paid by the Fund to the Administrator for 2002 was $3,505,218.

   The Administration Agreement provides that the Administrator shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Administrator in connection with the agreement except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the agreement.

   At a meeting held on October 17, 1997, the board of directors of the Fund, including all of the directors who were not interested persons of the Fund or the Administrator in attendance at the meeting voting separately as a class, approved the Administration Agreement for a two-year term beginning on May 1, 1998 and ending on April 30, 2000, contingent on approval of the Advisory Agreement by the shareholders of the Fund (which approval was granted at the annual meeting held on April 29, 1998). Unless earlier terminated as described below, the Administration Agreement may be continued from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or the Administrator and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. The Administration Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund. At meetings held on January 26, 2000, February 23, 2001, February 22, 2002 and February 21, 2003, the Board of Directors of the Fund, including all of the directors of the Fund who were not interested persons of the Fund or the Administrator in attendance at the meeting voting separately as a class, voted to continue the Administration Agreement for an additional one-year term. Accordingly, the term of this agreement currently extends to April 30, 2004.

   Portfolio Transactions. The Adviser has discretion to select brokers and dealers to execute portfolio transactions initiated by the Adviser and to select the markets in which such transactions are to be executed. In executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Adviser is to seek the best combination of net price and execution for the Fund. The Fund ordinarily purchases securities in the primary markets, and in assessing the best net price and execution available to the Fund, the Adviser considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

   In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Adviser is authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act")), statistical quotations, specifically the quotations necessary to determine the Fund's net asset value, and other information provided to the Fund and/or the Adviser (or their affiliates). The Adviser is also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Adviser exercises investment discretion. The Adviser does not engage brokers whose commissions it believes to be unreasonable in relation to services provided. It is possible that certain of the services received by the Adviser attributable to a particular transaction will benefit one or more other accounts for which investment discretion is exercised by the Adviser.

   The Advisory Agreement requires the Adviser to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities between the Fund and the Adviser's other investment management clients, but does not obligate the Adviser to give the Fund exclusive or preferential treatment. It is likely that from time to time the Adviser may make similar investment decisions for the Fund and its other clients. In some cases, the simultaneous purchase or sale of the same security by the Fund and another client of the Adviser could have a detrimental effect on the price or volume of the security to be purchased or sold, as far as the Fund is concerned. In other cases, coordination with transactions for other clients and the ability to participate in volume transactions could benefit the Fund.

   Although the Fund purchases securities for investment income or capital appreciation, or both, and not for short-term trading profits, it may dispose of securities without regard to the time they have been held when such action appears advisable to the Adviser.

   During 2002, the Fund paid brokerage commissions aggregating $8,486,229 in connection with its portfolio transactions, not including the gross underwriting spread on securities purchased in underwritten public offerings or the spread in over-the-counter transactions with firms acting as principal.

   Shareholders. The following table shows shares of common stock of the Fund as to which each director, each nominee for director, and all directors and officers of the Fund as a group, had or shared power over voting or disposition at March 5, 2003. The directors and officers of the Fund owned no shares of the Fund's remarketed preferred stock. Shares are held with sole power over voting and disposition except as noted. The shares of common stock held by each of the persons listed below and by all directors and officers as a group represented less than 1% of the outstanding common stock.

                                                              Shares of
                                                             common stock
                                                             ------------
       Franklin A. Cole (1).................................     3,264
       Gordon B. Davidson (2)...............................    25,000
       Connie K. Duckworth (1)..............................    10,000
       Robert J. Genetski...................................    10,000
       Claire V. Hansen (2).................................    28,810
       Francis E. Jeffries (2)..............................    46,645
       Nancy Lampton (1)(2).................................    56,631
       Christian H. Poindexter..............................         0
       Carl F. Pollard......................................    20,000
       David J. Vitale......................................     1,000
       Directors and officers as a group (15 persons) (1)(2)   221,739

--------
(1)Mr. Cole, Ms. Duckworth and Ms. Lampton had shared power to vote and/or dispose of 3,264, 10,000 and 50,500, respectively, of the shares listed. The directors and officers had shared power to vote and/or dispose of 69,465, in the aggregate, of the shares listed as owned by the directors and officers as a group.

(2)Messrs. Davidson, Hansen and Jeffries and Ms. Lampton disclaim beneficial ownership of 7,000, 10,020, 9,205 and 51,200, respectively, of the shares listed. The directors and officers disclaim beneficial ownership of 83,634, in the aggregate, of the shares listed as owned by the directors and officers as a group.

   At March 17, 2003, no person was known by the Fund to own beneficially 5% or more of the outstanding shares of the Fund (as determined in accordance with Rule 13d-3 under the 1934 Act).

   Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the 1934 Act requires the Fund's officers and directors, and persons who own more than 10% of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Fund with copies of all Section 16(a) forms they file. Based solely on a review of the copies of Section 16(a) forms furnished to the Fund, or written representations that no Forms 5 were required, the Fund believes that during 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

   Report of the Audit Committee. The audit committee is composed of five directors and acts under a written charter that was adopted by the board of directors on April 25, 2000 and amended and restated on February 21, 2003. A copy of the charter is attached as Appendix B to this proxy statement. Each of the members of the audit committee is independent as defined in the listing standards of the New York Stock Exchange. In connection with the audit of the Fund's 2002 audited financial statements, the audit committee: (1) reviewed and discussed the Fund's 2002 audited financial statements with management, (2) discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, (3) received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and (4) discussed with the independent public accountants their independence from the Fund and its management. Based on the foregoing reviews and discussions, the audit committee recommended to the board of directors that the financial statements referred to above be included in the Fund's Annual Report to Shareholders for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          David J. Vitale, Chairman
                                          Wallace B. Behnke
                                          Harry J. Bruce
                                          Connie K. Duckworth
                                          Carl F. Pollard

   Independent Public Accountants. The 1940 Act requires that the Fund's independent public accountants be selected by the vote, cast in person, of a majority of the members of the board of directors who are not interested persons of the Fund. In accordance with that provision, the firm of Ernst & Young LLP ("Ernst & Young"), which has served as the Fund's independent public accountants since June 12, 2002, has been selected as independent public accountants of the Fund to perform the audit of the financial books and records of the Fund for the year ending December 31, 2003. A representative of Ernst & Young is expected to be present at the meeting of shareholders and will be available to respond to appropriate questions and have an opportunity to make a statement if the representative so desires.

   Change in Auditors During 2002. On June 12, 2002, the board of directors, acting upon the recommendation of its audit committee, voted to dismiss Arthur Andersen LLP ("Andersen") as the Fund's independent public accountants for 2002 and to appoint Ernst & Young to replace Andersen. Andersen's report on the financial statements of the Fund for each of the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and June 12, 2002, there were no disagreements between the Fund and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. During the fiscal years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and June 12, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

   Audit Fees. Ernst & Young billed aggregate fees of $48,000 for professional services rendered for (i) the audit of the Fund's 2002 financial statements and
(ii) the review of the financial statements included in the Fund's semi-annual report for the six months ended June 30, 2002.

   Financial Information Systems Design and Implementation Fees. No fees were billed by Ernst & Young or Andersen for professional services rendered to the Fund during 2002 in connection with financial information systems design and implementation. During 2002, neither Ernst & Young nor Andersen rendered financial information systems design or implementation services to the Adviser or to any entity controlling, controlled by or under common control with the Adviser that provides services to the Fund.

   All Other Fees. The aggregate of all other fees billed by Ernst & Young and Andersen for professional services rendered to the Fund during 2002 was $31,350. Those services included quarterly reporting required by the rating agencies that rate the Fund's preferred stock and commercial paper, review of 1940 Act filings, preparation of income tax returns and other tax consultation services. During 2002, neither Ernst & Young nor Andersen rendered professional services to the Adviser or to any entity controlling, controlled by or under common control with the Adviser that provides services to the Fund.

   All non-audit services provided by the Fund's independent public accountants are preapproved by (i) the Fund's audit committee or (ii) the chairman of the audit committee, to whom the committee has delegated the authority to grant such preapprovals between scheduled meetings of the committee. In deciding whether to grant such preapproval, the audit committee or the chairman of the audit committee, as the case may be, considers whether the provision of such non-audit services is compatible with maintaining the independence of the Fund's independent public accountants.

   Solicitation of Proxies. Proxies will be solicited by mail. Proxies may be solicited by Fund personnel personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. The Fund will inquire of any record holder known to be a broker, dealer, bank or other nominee as to whether other persons are the beneficial owners of shares held of record by such persons. If so, the Fund will supply additional copies of solicitation materials for forwarding to beneficial owners, and will make reimbursement for reasonable out-of-pocket costs. In addition, the Fund may hire a proxy solicitor to assist the Fund in the solicitation of proxies at a fee of approximately $20,000, plus out-of-pocket expenses.

   Shareholder Proposals. Any shareholder proposal to be considered for inclusion in the Fund's proxy statement and form of proxy for the 2004 annual meeting of shareholders should be received by the Secretary of the Fund no later than November 1, 2003. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the 1934 Act, the Fund may solicit proxies in connection with the 2004 annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Fund does not receive notice by January 15, 2003.

   Annual and Semi-annual Reports. The Fund will provide without charge to any shareholder who so requests, a copy of the Fund's annual report for the year ended December 31, 2002 and the Fund's semi-annual report for the six months ended June 30, 2002. Requests for copies of such reports should be directed to the Administrator at (888) 878-7845 (toll-free). Copies of such reports are also available by accessing the Fund's web site at www.dnpselectincome.com.

   General. A list of shareholders entitled to be present and vote at the annual meeting will be available at the offices of the Fund, 55 East Monroe Street, Chicago, Illinois 60603, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

   Failure of a quorum to be present at the annual meeting will necessitate adjournment and will give rise to additional expense.

   All shareholders are requested to sign, date and mail proxies promptly in the return envelope provided.

March 17, 2003

                                  APPENDIX A

                          DNP SELECT INCOME FUND INC.

                   PROPOSED AMENDMENT TO THE FUND'S CHARTER

   The Corporation's Articles Supplementary designating Remarketed Preferred Stock Series A, Series B, Series C, Series D and Series E are hereby amended as follows:

   Part I, Paragraph 1, Definitions, is amended by deleting the definitions of "Maximum Dividend Rate" and "Non-Payment Period Rate" and replacing them with the following definitions:

      "Maximum Dividend Rate" for any Dividend Period at any Dividend Reset Date shall apply to a cash dividend, and be the Applicable Percentage of the applicable "AA" Composite Commercial Paper Rate. The Applicable Percentage shall vary with the lower of the credit rating or ratings assigned to the shares of RP by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) on each Dividend Reset Date as follows:

                           Credit Ratings
                   ------------------------------ Applicable
                       Moody's           S&P      Percentage
                   ---------------- ------------- ----------
                   "aa3" or higher  AA- or higher    150%
                     "a3" to "a1"     A- to A+       175%
                   "baa3" to "baa1" BBB- to BBB+     200%
                     Below "baa3"    Below BBB-      225%

   Notwithstanding the foregoing, the Board of Directors shall have the authority from time to time to change the Applicable Percentage associated with any of the above credit rating categories to a level below or equal to the percentage set forth in the table above, provided that the Board of Directors determines and the Rating Agencies advise the Corporation in writing that such change will not adversely affect their then-current ratings on the RP. The Remarketing Agent shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths (0.0005) of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Remarketing Agent shall not round the applicable "AA" Composite Commercial Paper Rate as part of their calculation of any Maximum Dividend Rate.

      "Non-Payment Period Rate" means, initially, 225% of the applicable "AA" Composite Commercial Paper Rate, provided that the Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the RP.

                                  APPENDIX B

                          DNP SELECT INCOME FUND INC.

                            AUDIT COMMITTEE CHARTER
                (as amended and restated on February 21, 2003)

Purpose

..   The Audit Committee has been established by the Board of Directors to monitor (1) the integrity of the Fund's financial statements, (2) the Fund's compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Fund's independent public accountants and (4) the performance by the Fund's service providers of the Fund's internal audit function.

..   The Audit Committee shall have the sole authority to make recommendations to the Board of Directors regarding the appointment of any independent public accounting firm retained by the Fund for the purpose of preparing or issuing an audit report or related work and shall be directly responsible for determining the compensation and overseeing the work of any independent public accounting firm so appointed.

..   The Audit Committee shall cause to be prepared and shall approve any reports required by the rules of the Securities and Exchange Commission to be included in the Fund's annual proxy statement.

..   The function of the Audit Committee is oversight; it is not the duty of the
    Committee to plan or conduct audits or to determine that the Fund's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

Composition

..   The Audit Committee shall consist of at least three directors, including a chairman, appointed by the Board of Directors upon the recommendation of the Nominating Committee. Audit Committee members may be removed and replaced by the Board at any time.

..   Each member of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of the applicable rules of the New York Stock Exchange ("NYSE") and Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder.

..   Members of the Audit Committee shall receive no compensation from the Fund other than (i) reimbursement of expenses and (ii) fixed fees established by the Board with respect to service on the Board and committees thereof and attendance at Board and committee meetings.

..   Except as expressly provided in this Charter, the Bylaws of the Fund, the
    Corporate Governance Guidelines of the Fund, the rules of the NYSE or any applicable law or regulation, the Audit Committee shall establish its own rules of procedure.

Responsibilities and Powers

..   To carry out its purposes, the Audit Committee shall have the following responsibilities and powers:

  General

..   Meet at least twice a year, or more frequently as circumstances may require.

..   Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

..   Review annually the Audit Committee's own performance and report the results of such review to the Board of Directors.

..   Meet regularly with representatives of the Fund's investment adviser, administrator and independent public accountants in separate executive sessions to review and discuss any issues arising from the administrator's and independent public accountant's perspective relating to the accounting, financial reporting and internal audit functions performed by the Fund and, where applicable, by service providers on behalf of the Fund.

..   Review with the Fund's investment adviser, administrator and independent public accountants the adequacy and effectiveness of the accounting and financial controls of the Fund, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable or necessary.

..   Discuss with management the guidelines and policies that govern the process by which management assesses and manages the Fund's major financial risk exposures.

..   To the extent the Committee deems necessary or appropriate, request any officer of the Fund, any employee or representative of the Fund's administrator or investment adviser, or the Fund's outside counsel or independent public accountants to attend any meeting of the Audit Committee or to meet with any members of, or consultants to, the Committee.

..   Review with the Fund's outside counsel any legal matters that the counsel believes may have a material impact on the Fund's accounting and financial reporting policies or practices.

..   To the extent the Committee deems necessary or appropriate, retain special legal, accounting or other consultants to advise the Committee.

..   To the extent the Committee deems necessary or appropriate, conduct or authorize investigations into any matters within the scope of the Committee's responsibilities.

..   Approve the establishment of procedures for the receipt, retention, and treatment of complaints received by the Fund regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Fund's administrator or investment adviser of concerns regarding questionable accounting or auditing matters.

..   Perform such other oversight functions as are assigned by law or regulation, NYSE rule, the Fund's Charter or Bylaws, or the Board of Directors.

  Independent Audit

..   Make recommendations to the Board of Directors regarding the appointment by the independent directors of the Fund of any independent public accounting firm retained by the Fund for the purpose of preparing or issuing an audit report or related work, and be directly responsible for determining the compensation and overseeing the work (including resolution of disagreements between management and the auditor regarding financial reporting) of any independent public accounting firm so appointed, i.e., each such independent public accounting firm shall report directly to the Audit Committee.

..   Pre-approve the scope, fees and terms of all audit and non-audit services provided by the Fund's independent public accountants, as required by the provisions of Section 10A of the Exchange Act and the rules promulgated thereunder.

..   To the extent the Committee deems necessary or appropriate, delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals of audit and non-audit services, provided that the decisions of any member(s) to whom authority is so delegated shall be presented to the full Audit Committee at each of its scheduled meetings

..   Review the experience and qualifications of the lead partner of the independent public accountant team.

..   Assure that the lead audit partner of the independent public accountants is rotated at least every five years as required by Section 10A of the Exchange Act.

..   Obtain and review a report from the independent public accountants at least annually regarding (1) the accounting firm's internal quality-control procedures, (2) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (3) any steps taken to deal with any such issues and (4) all relationships between the independent public accountants and the Fund.

..   As frequently as deemed necessary, evaluate the qualifications and performance of the independent public accounting firm, including considering whether the accounting firm's quality controls are adequate, and taking into account the opinions of management and the Fund's administrator.

..   At least annually, evaluate the independence of the independent public accounting firm, including whether the provision of non-audit services is compatible with maintaining the accounting firm's independence.

..   Discuss with the independent public accountants any communications between the Fund's audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

..   Discuss with management and the independent public accountants any accounting adjustments that were noted or proposed by the independent public accountants but were passed (as immaterial or otherwise).

..   Review disclosures made by the Fund's principal executive officer and principal financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Fund's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

..   Review the reports of the independent public accountants mandated by
    Section 10A of the Exchange Act and obtain from the independent public accountants assurance that no illegal acts (as defined in Section 10A of the Exchange Act) have been detected or have otherwise come to the attention of such accountants in the course of the audit.

  Financial Statement Review

..   Review and discuss with the Fund's management and independent public accountants the Fund's audited financial statements, including the matters required to be discussed pursuant to Statement of Auditing Standards No. 61.

..   Review and discuss with the Board of Directors, management and the independent public accountants, as applicable, (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Fund's selection or application of accounting principles, and major issues as to the adequacy of the Fund's internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (3) any material written communications between the independent public accountants and the Fund, such as any management letter or schedule of unadjusted differences, and the Fund's response to such communications; (4) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent public accountants' activities or on access to requested information and management's response thereto; and (5) the effect of regulatory and accounting initiatives on the financial statements of the Fund.

..   Review and discuss with the independent public accountants the form of opinion the auditors propose to render to the Fund's Board and shareholders on the Fund's financial statements.

..   Make recommendations to the Board of Directors regarding inclusion of the
    Fund's audited financial statements in the Fund's annual report to shareholders.

  Investment Company-Specific Functions

..   Assist the Board of Directors in fulfilling its good faith obligation under
    Section 2(a)(41) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), to determine the fair value of securities in the Fund's portfolio for which market quotations are not readily available by reviewing, in consultation with the Fund's independent public accountants, fair value pricing methodologies developed by the Fund's management and recommending the same for adoption by the Board of Directors.

..   Ensure that the agreed-upon procedures for the production of quarterly basic maintenance reports on the Fund's remarketed preferred stock and commercial paper are carried out.

..   Ensure that any necessary tax qualification tests relating to the Fund's regulated investment company status are performed.

  Reporting Responsibilities

..   Keep regular minutes of Committee meetings and report the same to the Board of Directors when required.

..   Report to the Board of Directors on the Committee's activities on a regular basis and make such recommendations for action by the Board as it may deem appropriate.

..   Cause to be prepared and approve any reports required by the rules of the
    Securities and Exchange Commission to be included in the Fund's annual proxy statement.

                           DNP SELECT INCOME FUND INC.

             PROXY SOLICITED BY MANAGEMENT FROM COMMON SHAREHOLDERS
                     FOR MEETING TO BE HELD ON MAY 13, 2003

     Franklin A. Cole, Francis E. Jeffries and Robert J. Genetski or any of them, each with full power of substitution, are authorized to vote all shares of common stock of DNP Select Income Fund Inc. owned by the undersigned at the meeting of shareholders to be held May 13, 2003, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth on the reverse side hereof.

     If no specific instructions are provided, this proxy will be voted "FOR" proposals 1 and 2 and in the discretion of the proxies upon such other business as may properly come before the meeting.


                                     (Continued and to be signed on other side.)



                                          DNP SELECT INCOME FUND INC.
                                          P.O. BOX 11435
                                          NEW YORK, NY 10203-0435

       Please Vote, Date, and
_____  Sign and Return Promptly     _____  Votes must be indicated
       in the Enclosed Envelope            (x) in Black or Blue ink

Your Board of Directors unanimously recommends a vote "FOR" each of the following proposals.

1.   Election of directors:

FOR ALL____           WITHHOLD ____              *EXCEPTIONS ____
                      FOR ALL

Nominees:  Christian H. Poindexter and David J. Vitale

(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the "Exceptions" box and write the name of that nominee in the space provided below.)


*Exceptions ___________________________________________________________________

2. Approval of an amendment to the articles supplementary that define the terms of Series A, B, C, D and E of the Fund's remarketed preferred stock.

FOR____           AGAINST ____      ABSTAIN____

     To change your address, please mark this box. ____

                                         IMPORTANT: Please sign exactly as your
                                         name or names appear on the shareholder
                                         records of the Fund. If you sign as
                                         agent or in any other representative
                                         capacity, please state the capacity in
                                         which you sign. Where there is more
                                         than one owner, each should sign.

                                         Date: _________________________________


                                         ---------------------------------------
                                                   Share Owner sign here

                                         ---------------------------------------
                                                    Co-Owner sign here

                          DNP SELECT INCOME FUND INC.

           PROXY SOLICITED BY MANAGEMENT FROM PREFERRED SHAREHOLDERS
                    FOR MEETING TO BE HELD ON MAY 13, 2003

   Franklin A. Cole, Francis E. Jeffries and Robert J. Genetski or any of them, each with full power of substitution, are authorized to vote all shares of preferred stock of DNP Select Income Fund Inc. owned by the undersigned at the meeting of shareholders to be held May 13, 2003, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth below.

   Your Board of Directors unanimously recommends a vote "FOR" the following proposal.

   1. Election of director: Nancy Lampton

    FOR______  WITHHOLD______

   2. Approval of an amendment to the articles supplementary that define the terms of Series A, B, C, D and E of the Fund's remarketed preferred stock.

    FOR______  WITHHOLD______  ABSTAIN______

   If no specific instructions are provided, this proxy will be voted "FOR" proposals 1 and 2 and in the discretion of the proxies upon such other business as may properly come before the meeting.

                                    (Continued and to be signed on other side.)

   Dated , 2003 (please fill in, sign and date this proxy and mail it in the envelope provided.)

                                             ----------------------------------

                                             ----------------------------------
                                                        (Signature(s) of
                                                         Shareholder(s))

                                                  IMPORTANT:   Please sign
                                                  exactly as your name or names
                                                  appear on the shareholder
                                                  records of the Fund. If you
                                                  sign as agent or in any other
                                                  representative capacity,
                                                  please state the capacity in
                                                  which you sign. Where there
                                                  is more than one owner, each
                                                  should sign.